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EXHIBIT 99.1

CUBIST PHARMACEUTICALS APPOINTS DINU SEN PRESIDENT AND CHIEF OPERATING OFFICER
            New Corporate Structure Reflects Progress Towards Commercialization

            CAMBRIDGE, Mass., March 22 /PRNewswire/ -- Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today announced the appointment of Dinendra "Dinu" Sen to the position of President and Chief Operating Officer of Cubist. Concurrent with the election of Scott M. Rocklage, Ph.D. as Chairman one year ago, Cubist's board of directors initiated a search for the newly created position of Chief Operating Officer to work closely with Dr. Rocklage in the management of internal operations. Dr. Rocklage is continuing as Chairman and Chief Executive Officer at Cubist.

            Mr. Sen's healthcare experience includes senior positions overseeing sales, marketing, strategic planning and consulting. Most recently, he was Senior Vice President, Sales and Marketing at Pathogenesis Corporation, a company that was focused exclusively on infectious diseases. There, his responsibilities included the management of all sales and marketing activities, the prioritization of research and development projects, a role in licensing and acquisition, and investigation of strategic alternatives for the company. His efforts ultimately lead to the acquisition of Pathogenesis by Chiron Corporation in October 2000. Prior to that, Mr. Sen served for several years as Vice President Marketing and Sales at Schwarz Pharma, where he was able to achieve significantly greater efficiencies in the sales and marketing organization through reorganization and improved alignment of resources. From 1992 to 1998, Mr. Sen served in various senior marketing positions at Amgen, Inc., where he played a key role in the growth of Epogen and Neupogen, which are considered by most to be the first successfully commercialized biotechnology products. Mr. Sen has also served in various marketing and finance positions at Abbott Laboratories and is a fellow of the Institute of Chartered Accountants of England and Wales. Mr. Sen received a BA from the University of Delhi in India and his Master's Degree from Northwestern University's Kellogg Graduate School of Management.

            Dr. Rocklage commented on the appointment, "Cubist is continuing its evolution from a research and development company to a fully integrated specialty pharmaceutical company. As such, with encouraging results from our Cidecin (daptomycin for injection) clinical program and continued expansion in our capabilities in research, clinical development, manufacturing and commercial development, we are pleased to have brought Dinu on board to help us maintain our focus on internal operations, while our external obligations continue to grow." Dr. Rocklage continued, "We are confident in his abilities to help us manage our operations to profitability."

            Cubist Pharmaceuticals, Inc. is focused on becoming a global leader in the research, development and commercialization of novel antimicrobial drugs to combat serious and life-threatening bacterial and fungal infections. Cubist is evaluating the

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safety and efficacy of Cidecin(TM) (daptomycin for injection) in the EDGE(TM)
(Evaluation of Daptomycin against Gram-positive Entities) clinical trial program and has broadened its pipeline to include multiple pre-clinical drug candidates. The Company is engaged in strategic partnerships with Novartis Pharma AG, Schering-Plough and Merck & Co for the discovery and development of novel antiinfectives and with Gilead Sciences for the commercialization of Cidecin in Europe. Cubist is headquartered in Cambridge, MA and has operations in Vancouver, BC, Canada and Slough, UK.

            CUBIST SAFEHARBOR STATEMENT   STATEMENTS CONTAINED HEREIN THAT
ARE NOT HISTORICAL FACT MAY BE FORWARD- LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (I) THE COMPANY'S ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES AND COMMERCIALIZATION; (II) THE COMPANY'S ABILITY TO OBTAIN REQUIRED GOVERNMENTAL APPROVALS; (III) THE COMPANY'S ABILITY TO ATTRACT AND/OR MAINTAIN MANUFACTURING, SALES, DISTRIBUTION AND MARKETING PARTNERS; AND (IV) THE COMPANY'S ABILITY TO DEVELOP AND COMMERCIALIZE ITS PRODUCTS BEFORE ITS COMPETITORS. ADDITIONAL FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN ANY FORWARD-LOOKING STATEMENTS ARE CONTAINED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE FACTORS DISCUSSED UNDER THE CAPTION "RISK FACTORS" IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-54142) FILED ON JANUARY 23, 2001 AND DECLARED EFFECTIVE ON FEBRUARY 5, 2001.

            Cubist Pharmaceuticals, Inc. Jennifer LaVin   Senior Director,
Corporate Communications   (617) 576-4258       jlavin@cubist.com

            Noonan/Russo Communications   Renee Connolly - media
(212) 696-4455 ext. 227   renee@noonanrusso.com

SOURCE  Cubist Pharmaceuticals, Inc.


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  CONTACT: Jennifer LaVin, Senior Director, Corporate
Communications of Cubist Pharmaceuticals, Inc., 617-576-4258, jlavin@cubist.com, or Renee Connolly - media of Noonan/Russo
Communications, 212-696-4455 ext. 227, renee@noonanrusso.com

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07/17/2000